Exhibit 32.01 — Officer Certification

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of NSP-Minnesota on Form 10-Q for the quarter ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (Form 10-Q), each of the undersigned officers of the NSP-Minnesota certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)     The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Xcel Energy as of the dates and for the periods expressed in the Form 10-Q.

Date: Aug. 14, 2003

/s/ WAYNE H. BRUNETTI

Wayne H. Brunetti Chairman, President and Chief Executive Officer

/s/ RICHARD C. KELLY

Richard C. Kelly Vice President and Chief Financial Officer

     The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to NSP-Minnesota and will be retained by NSP-Minnesota and furnished to the Securities and Exchange Commission or its staff upon request.